                                                             Exhibit 10kk(iii)
                                                             -----------------
                      AMENDMENT TO PACIFIC TELESIS GROUP
                     EXECUTIVE SUPPLEMENTAL PENSION PLANS

RESOLVED that, in accordance with Section 6 of Appendix A (Employee Benefits Allocation) of the Separation Agreement between Pacific Telesis Group and PacTel Corporation, dated October 7, 1993, and effective as of the date of separation of PacTel Corporation from the corporation, the following plans:

         1.   Pacific Telesis Group Executive Non-Qualified Pension Plan,

         2.   Pacific Telesis Group Mid-Career Pension Plan, and

         3.    Pacific Telesis Group Supplemental Executive Retirement Plan,

are amended by the addition of the following paragraph at the end of Section 4, paragraph 3 of each of the plans:

         SPECIAL TERMINATION RULE. Notwithstanding the foregoing provisions of this paragraph 3, any Executive who is a Post-Separation PacTel Employee (other than an Executive who, as of the effective date of Separation, is eligible for a nondiscounted service pension under the Pacific Telesis Group Pension Plan for Salaried Employees or for a Minimum Pension under the Pacific Telesis Group Non-Qualified Executive Pension Plan) shall not be eligible for a pension under this Plan due to the Executive's termination of employment with Pacific Telesis Group and its subsidiaries at Separation. The pensions accrued under this Plan as of the effective date of Separation for all Post-Separation PacTel Employees (other than pensions of Executives who are eligible for a nondiscounted service pension under the Pacific Telesis Group Pension Plan for Salaried Employees or for a Minimum Pension under the Pacific Telesis Group Non-Qualified Executive Pension Plan) shall be transferred from this Plan to a plan maintained by PacTel Corporation. A Post-Separation PacTel Employee who is eligible for a nondiscounted service pension under the Pacific Telesis Group Pension Plan for Salaried Employees or for a Minimum Pension under the Pacific Telesis Group Executive Non-Qualified Pension Plan shall be considered terminated at Separation for purposes of the Plan. For these purposes, the following definitions shall apply:
            (i) "Post-Separation PacTel Employee" means an employee who immediately after Separation is employed by a member of the PacTel Group.

            (ii) "Separation" means the complete separation of the ownership of the PacTel Group from the Company.

            (iii) "PacTel Group" means PacTel Corporation (or its successor) and all subsidiaries or other entities that control, are controlled by, or are under common control with PacTel Corporation. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interest, by contract or otherwise.

and be it

     FURTHER RESOLVED that the officers of this corporation, and any one of them, are authorized and directed to do any and all other acts and things, to make any and all other determinations, and to execute any and all other documents that they deem necessary or advisable to effectuate the purposes of this resolution.






Board of Directors
Pacific Telesis Group
February 25, 1994









































                                       2